New Mountain Finance Corporation Announces Third Quarter Financial Results

Reports Net Investment Income of $0.32 per share

Declares a $0.02 per Share Increase in Fourth Quarter Distribution to $0.32 per Share

NEW YORK--(BUSINESS WIRE) — November 8, 2022 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter ended September 30, 2022. The Company reported third quarter net investment income ("NII") of $0.32 per weighted average share and net asset value (“NAV”) per share of $13.20, compared to $13.42 on June 30, 2022, representing a 1.6% decline quarter over quarter. The Company also announced that its board of directors declared an increased fourth quarter distribution to $0.32 per share, representing a 7% increase compared to its most recent quarterly distribution, which will be payable on December 30, 2022 to holders of record as of December 16, 2022.
Selected Financial Highlights

(in thousands, except per share data)	September 30, 2022
Investment Portfolio[1]	$3,253,834
Total Assets	$3,347,993
Total Statutory Debt[2]	$1,680,047
NAV[3]	$1,331,955

NAV per Share	$13.20
Net Investment Income per Weighted Average Share	$0.32
Distribution Paid per Share	$0.30
Statutory Debt/Equity	1.26x
Statutory Debt/Equity (net of available cash)	1.23x
Leadership Changes
Effective January 1, 2023, John R. Kline will become Chief Executive Officer of the Company, in addition to continuing in his role as President and Director. Mr. Kline joined New Mountain in 2008 and has been a senior executive within New Mountain Capital's credit effort since its inception that year. Robert A. Hamwee will be moving into the role of Vice Chairman of the board of directors where he will continue to serve the Company as a Director. Further, he will remain a member of the Company's investment committee and as a Managing Director of New Mountain Capital.

Management Comments on Third Quarter Performance
“We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy”, said Steven B. Klinsky, NMFC Chairman. “We believe one of our keys to success is the strength of the team, which we continue to build over time, now at over 215 employees and senior advisors.”

Robert A. Hamwee, CEO, added: “Despite considerable economic volatility, NMFC’s portfolio continues to be well positioned as a result of our defensive growth investment strategy. We reported Q3 Net Investment Income of $0.32 per share, exceeding our prior guidance, and over 92% of the portfolio was rated green on our risk rating scale, which is a direct result of our continued effort to invest in high-quality companies.”

John R. Kline, President, commented: “Our net investment income per share outpaced our quarterly distributions and demonstrates our solid execution. We are pleased that the board approved our most recent 7% dividend increase, and we remain confident that net investment income per share will meet or exceed our quarterly dividend for the foreseeable future.”

Portfolio and Investment Activity1
As of September 30, 2022, the Company’s NAV was $1,332.0 million and its portfolio had a fair value of $3,253.8 million in 108 portfolio companies, with a weighted average YTM at Cost4 of approximately 11.3%. For the three months ended September 30, 2022, the Company generated $123.0 million of originations5, and had 25.0 million of asset sales and cash repayments5 of $142.4 million.
Consolidated Results of Operations6
The Company’s total investment income for the three months ended September 30, 2022 and 2021 was $78.1 million and $68.1 million, respectively. The Company’s total net expenses, after income tax expense, for the three months ended September 30, 2022 and 2021 were $45.6 million and $37.8 million, respectively. The Company's NII for the three months ended September 30, 2022 and 2021 was $32.5 million and $30.3 million, respectively. The Company's NII per share for the three months ended September 30, 2022 and 2021 was $0.32 and $0.31, respectively. For the three months ended September 30, 2022 and 2021, the Company recorded $24.8 million and $8.5 million, respectively, of net realized and unrealized losses.
Liquidity and Capital Resources
As of September 30, 2022, the Company had cash and cash equivalents of $48.9 million and total statutory debt outstanding of $1,680.0 million2. The Company's statutory debt to equity was 1.26x as of September 30, 2022. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of September 30, 2022. For the three months ended September 30, 2022, the Company sold 0.2 million shares of common stock under its equity distribution agreement. For the same period, the Company received total accumulated net proceeds of approximately $3.0 million, net of offering expenses, from these sales.
Portfolio and Asset Quality1
The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line with or above expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of September 30, 2022:

(in millions)	As of September 30, 2022
Risk Rating	Cost	Percent	Fair Value	Percent
Red	$95.6	2.9%	$30.7	0.9%
Orange	46.0	1.4%	32.9	1.0%
Yellow[1]	195.1	5.9%	166.5	5.1%
Green[7]	2,952.3	89.8%	3,023.7	93.0%
Total	$3,289.0	100.0%	$3,253.8	100.0%
As of September 30, 2022, all investments in the Company’s portfolio had a Green Risk Rating with the exception of eight portfolio companies that had a Yellow Risk Rating, three portfolio companies that had an Orange Risk Rating and three portfolio companies that had a Red Risk Rating.

The following table shows the Company’s investment portfolio composition as of September 30, 2022:

(in thousands, except per share data)
Investment Portfolio Composition	September 30, 2022	Percent of Total
First Lien	1,770,125	54.3%
Second Lien[1]	592,936	18.2%
Subordinated	73,763	2.3%
Preferred Equity	174,769	5.4%
Investment Fund	252,400	7.8%
Common Equity and Other[7]	389,841	12.0%
Total	$3,253,834	100.0%
Recent Developments
On November 2, 2022, the Company completed a private offering of $200 million in aggregate principal amount of its 7.50% convertible notes due 2025 (the “2022 Convertible Notes”). The offering was consummated pursuant to the terms of a private placement purchase agreement (the “Purchase Agreement”) with the several purchasers, each of whom is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Company intends to use the net proceeds from the 2022 Convertible Notes to launch a tender offer for its existing 2018 Convertible Notes and then, to the extent any net proceeds remain, to repay other outstanding indebtedness and for general corporate purposes.

On November 2, 2022, the Company’s board of directors declared a fourth quarter 2022 distribution of $0.32 per share payable on December 30, 2022 to holders of record as of December 16, 2022.

On November 4, 2022, the Company launched a tender offer to purchase, upon the terms and subject to the conditions set forth in the offer to purchase, dated November 4, 2022, up to $201 million aggregate principal amount of outstanding 2018 Convertible Notes for cash in an amount equal to $1,000 per $1,000 principal amount of Notes purchased (exclusive of accrued and unpaid interest on such notes) (the "Tender Offer"). The Tender Offer will expire at 11:59 P.M., New York City time, on December 6, 2022.

(1)Includes collateral for securities purchased under collateralized agreements to resell.
(2)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(3)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(4)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR, SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(5)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(6)Excludes net income related to non-controlling interests in NMNLC. For the quarter ended September 30, 2022 and 2021, $0.3 million and $0.3 million, respectively, of dividend income is excluded from investment income, $0.0 million and $0.0 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $(0.5) million and $0.8 million, respectively, of realized and unrealized losses and gains, is excluded from net realized and unrealized gains and losses.
(7)Includes investment held in NMNLC

Third Quarter 2022 Conference Call

New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Wednesday, November 9, 2022. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.

•United States: (833) 927-1758
•International: +1 (929) 526-1599
•Access code: 573965
•Live Audio Webcast

A replay of the conference call can be accessed one hour after the end of the conference call through November 9, 2023 at 9:00 am Eastern Time. To access the earnings webcast replay please visit the New Mountain Investor Relations website.

For additional details related to the quarter ended September 30, 2022, please refer to the New Mountain Finance Corporation
Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at
http://www.newmountainfinance.com.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,476,914 and $2,323,224, respectively)	$2,375,786	$2,283,779
Non-controlled/affiliated investments (cost of $84,624 and $80,801, respectively)	138,975	134,775
Controlled investments (cost of $697,365 and $722,467, respectively)	719,672	755,810
Total investments at fair value (cost of $3,258,903 and $3,126,492, respectively)	3,234,433	3,174,364
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	19,401	21,422
Cash and cash equivalents	48,919	58,077
Interest and dividend receivable	33,902	30,868
Other assets	11,338	11,081
Total assets	$3,347,993	$3,295,812
Liabilities
Borrowings
Holdings Credit Facility	$630,663	$545,263
Unsecured Notes	531,500	511,500
SBA-guaranteed debentures	300,000	300,000
Convertible Notes	201,340	201,417
DB Credit Facility	186,400	226,300
NMFC Credit Facility	127,210	127,192
NMNLC Credit Facility II	2,934	15,200
Deferred financing costs (net of accumulated amortization of $45,794 and $40,713, respectively)	(15,316)	(19,684)
Net borrowings	1,964,731	1,907,188
Management fee payable	10,602	10,164
Incentive fee payable	8,202	7,503
Interest payable	12,214	17,388
Payable for unsettled securities purchased	—	7,910
Payable to affiliates	275	556
Deferred tax liability	140	13
Other liabilities	6,731	2,478
Total liabilities	2,002,895	1,953,200
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 100,937,026 and 97,907,441 shares issued and outstanding, respectively	1,009	979
Paid in capital in excess of par	1,313,710	1,272,796
Accumulated undistributed earnings	17,236	47,470
Total net assets of New Mountain Finance Corporation	$1,331,955	$1,321,245
Non-controlling interest in New Mountain Net Lease Corporation	13,143	21,367
Total net assets	$1,345,098	$1,342,612
Total liabilities and net assets	$3,347,993	$3,295,812
Number of shares outstanding	100,937,026	97,907,441
Net asset value per share of New Mountain Finance Corporation	$13.20	$13.49

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$49,401	$40,540	$127,934	$119,919
PIK interest income	2,688	1,903	8,924	6,501
Dividend income	9	867	144	867
Non-cash dividend income	3,837	1,956	10,111	7,324
Other income	1,517	5,249	7,435	9,651
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	270	296	788	1,322
PIK interest income	264	182	773	182
Dividend income	—	288	—	288
Non-cash dividend income	1,042	831	3,036	3,881
Other income	62	79	187	284
From controlled investments:
Interest income (excluding PIK interest income)	2,914	1,253	6,285	3,570
PIK interest income	3,241	3,614	12,296	10,384
Dividend income	9,867	9,686	32,183	31,278
Non-cash dividend income	1,116	918	3,191	3,533
Other income	2,221	812	7,235	3,759
Total investment income	78,449	68,474	220,522	202,743
Expenses
Incentive fee	8,202	7,661	23,605	22,207
Management fee	11,717	13,740	35,040	40,885
Interest and other financing expenses	24,648	17,693	63,957	54,949
Administrative expenses	881	1,082	3,022	3,240
Professional fees	775	923	2,529	2,413
Other general and administrative expenses	545	490	1,540	1,398
Total expenses	46,768	41,589	129,693	125,092
Less: management fee waived	(1,115)	(3,752)	(3,349)	(11,193)
Less: expenses waived and reimbursed	—	—	(238)	—
Net expenses	45,653	37,837	126,106	113,899
Net investment income before income taxes	32,796	30,637	94,416	88,844
Income tax (benefit) expense	(13)	(8)	(5)	15
Net investment income	32,809	30,645	94,421	88,829
Net realized gains (losses):
Non-controlled/non-affiliated investments	(239)	2,459	(903)	2,797
Non-controlled/affiliated investments	—	20,549	—	8,338
Controlled investments	17	—	36,371	1,557
Foreign currency	(166)	—	219	—
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(31,944)	(19,951)	(56,975)	(22,601)

Non-controlled/affiliated investments	(13,381)	(20,469)	377	44,545
Controlled investments	20,398	9,684	(11,036)	30,600
Securities purchased under collateralized agreements to resell	—	—	(2,021)	—
Foreign currency	(10)	(13)	(625)	(13)
Benefit (provision) for taxes	30	1	(127)	(114)
Net realized and unrealized (losses) gains	(25,295)	(7,740)	(34,720)	65,109
Net increase in net assets resulting from operations	7,514	22,905	59,701	153,938
Less: Net decrease (increase) in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	191	(1,058)	150	(4,789)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$7,705	$21,847	$59,851	$149,149
Basic earnings per share	$0.08	$0.23	$0.60	$1.54
Weighted average shares of common stock outstanding - basic	100,830,075	96,906,988	99,955,432	96,854,474
Diluted earnings per share	$0.08	$0.22	$0.59	$1.42
Weighted average shares of common stock outstanding - diluted	114,087,660	110,164,573	113,213,017	110,112,059
Distributions declared and paid per share	$0.30	$0.30	$0.90	$0.90

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $37 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19, the current conflict between Russia and Ukraine, and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505